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                                                                   Exhibit 11

                     GOVERNMENT TECHNOLOGY SERVICES, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                   (In thousands, except per share amounts)


                                                          Three Months Ended
                                                               March 31,
                                                          -------------------
                                                            1999       1998
                                                          --------   --------

Net loss. . . . . . . . . . . . . . . . . . . . . . . . . $ (1,893)  $ (3,509)
                                                          ========   ========

Weighted average shares of common
   stock outstanding (basic and diluted). . . . . . . . .    9,466      6,756
                                                          ========   ========

Net loss per common share and common
   share equivalent (basic and diluted) . . . . . . . . . $  (0.20)  $  (0.52)
                                                          ========   ========

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